UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2010

NATIONAL TAX CREDIT PARTNERS, L. P.

(Exact name of Registrant as specified in its charter)

California	0-18541	95-3906167
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

National Tax Credit Partners, L.P. (the “Registrant”) holds a 99% limited partnership interest in Tyrone Elderly Limited Partnership, a Pennsylvania limited partnership (the “Partnership”).  The Partnership owned Pennsylvania House (the “Property”), a 100-unit apartment complex located in Tyrone, Pennsylvania.

On August 25, 2010, the Partnership sold the Property to a third party, Tyrone Affordable Senior Housing, LP (the “Purchaser”) for a sales price of $2,800,314.22, which was equal to $300,000 plus the balance of the mortgage loans encumbering the Property and related accrued interest at the date of closing.  The mortgage loans and related accrued interest were assumed by the Purchaser.  The net sale proceeds received by the Partnership were approximately $266,000. In accordance with the terms of its partnership agreement, the Partnership’s general partner is currently evaluating its cash requirements to determine what portion of the net sale proceeds will be available to distribute to the Registrant.

The Registrant’s investment balance in the Partnership was approximately $213,000 and $368,000 at June 30, 2010 and December 31, 2009, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT PARTNERS L.P.

By:  National Partnership Investments Corp.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: August 31, 2010